Exhibit 24.01

POWER OF ATTORNEY

WHEREAS, Southwestern Public Service Company, a New Mexico corporation (the “Company”), is about to file with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, as amended, a registration statement and/or post-effective amendments which may consist of one or more registration statements on Form S-3 for the issuance and sale from time to time, in one or more series, and in any combination, of up to $550 million principal amount of Debt Securities; and

WHEREAS, each of the undersigned holds the office or offices in the Company herein below set below his/her name, respectively.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints RICHARD C. KELLY and BENJAMIN G.S. FOWKE III and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to one or more registration statements on Form S-3, or post-effective amendments to registration statements on Form S-3 (or any other appropriate form), relating to the issuance and sale of up to $550 million principal amount of Debt Securities and to any and all amendments (including post-effective amendments) to such registration statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 2nd day of December, 2005.

/s/ Gary L. Gibson	/s/ Benjamin G.S. Fowke III
Gary L. Gibson President, Chief Executive Officer and Director (Principal Executive Officer)	Benjamin G.S. Fowke III Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Teresa S. Madden	/s/ Paul J. Bonavia
Teresa S. Madden Vice President and Controller (Principal Accounting Officer)	Paul J. Bonavia (Director)

/s/ Richard C. Kelly	/s/ Gary R. Johnson
Richard C. Kelly (Director)	Gary R. Johnson (Director)

/s/ Cynthia L. Lesher	/s/ Patricia K. Vincent
Cynthia L. Lesher (Director)	Patricia K. Vincent (Director)